EXHIBIT 1(a)

McDONALD’S CORPORATION

Medium-Term Notes

Due from One Year to 60 Years from Date of Issue

DISTRIBUTION AGREEMENT

September 28, 2009

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, New York 10013 U.S.A.

ANZ Securities Inc.

1177 Avenue of the Americas

New York, New York 10036 U.S.A.

Banc of America Securities LLC

One Bryant Park

New York, New York 10036 U.S.A.

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019 U.S.A.

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019 U.S.A.

Goldman, Sachs & Co.

1 New York Plaza, 46th Floor

New York, New York 10004 U.S.A.

HSBC Securities (USA) Inc.

452 Fifth Avenue, 3rd Floor,

New York, New York 10018 U.S.A.

ING Financial Markets LLC

1325 Avenue of the Americas

New York, New York 10019 U.S.A.

J.P. Morgan Securities Inc.

270 Park Avenue, 8th Floor

New York, New York 10017 U.S.A.

Morgan Stanley & Co. Incorporated

1585 Broadway, 29th Floor

New York, New York 10036 U.S.A.

RBC Capital Markets Corporation

200 Vesey Street, 8th Floor

New York, New York 10281-8098 U.S.A.

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901 U.S.A.

Scotia Capital (USA) Inc.

1 Liberty Plaza, 25th Floor

165 Broadway

New York, New York 10006 U.S.A.

SG Americas Securities, LLC

1221 Avenue of the Americas, 11th Floor

New York, New York 10020 U.S.A.

Standard Chartered Bank

1 Madison Avenue

New York, New York 10010 U.S.A.

SunTrust Robinson Humphrey, Inc.

303 Peachtree Street N.E. 24th Floor

Atlanta, Georgia 30308 U.S.A.

Wells Fargo Securities, LLC

301 South College Street NC0613

Charlotte, North Carolina 28288 U.S.A.

Ladies and Gentlemen:

McDonald’s Corporation, a Delaware corporation (the “Company”), confirms its agreement with you with respect to the issue and sale by the Company of its Medium-Term Notes, due from 1 to 60 years from date of issue (the “Notes”).  As of the date hereof, the Company is authorized to borrow up to U.S. $5,000,000,000, or the equivalent thereof in foreign currencies, by means of incurring any form of indebtedness, including by issuing Notes to or through the Agents (as defined below) pursuant to the terms of this Agreement.  It is understood, however, that the Company may, from time to time, authorize the issuance of additional Notes (including Notes in excess of that amount if satisfactory evidence of appropriate authorization by the Company is delivered to counsel for the Agents) and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

The Notes are to be issued under an indenture, dated as of October 19, 1996, by and between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Trustee”), and any indentures supplemental thereto (collectively, the “Indenture”), in fully registered definitive form in denominations of $1,000 and integral multiples of $1,000 in excess thereof (or in such other denominations as shall be provided in a supplement to the Basic Prospectus referred to below).  Notes may bear interest at fixed or floating rates or rates determined by reference to a designated index or by application of a formula, in any case to be provided in a supplement to the Basic Prospectus, and may, whether or not bearing interest, be issued with original issue discount.  The Notes may be issued in amounts denominated in United States dollars or in amounts denominated in foreign currencies, including the Euro, or any composite currency.  References herein to amounts stated in United States dollars shall be deemed to refer to the equivalent amount of foreign currency or composite currency to the extent applicable.

Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters, the Company hereby appoints each of you (individually, as “Agent” and, collectively, the “Agents”) as an agent for the purpose of soliciting offers to purchase the Notes from the Company by others and agrees that if and whenever the Company determines to sell Notes directly to an Agent as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, severally but not jointly, to use its reasonable efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify.  In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as an agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Notes.

1.                           Representations and Warranties.  The Company represents and warrants to each Agent as follows:

(a)   The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333- __________) (including the exhibits thereto and any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) which provides, among other things, for the registration of the Notes under the Securities Act and the offering of the Notes.  Such Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the rules and regulations of the Securities Act (the “Securities Act Regulations”) and complies in all other material respects with said Rule.  Such Registration Statement became effective upon filing pursuant to Rule 462(e) of the Securities Act Regulations.  The Indenture is duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Company has duly authorized the issuance of the Notes.  The Company proposes to file with the Commission, from time to time, pursuant to Rule 424(b)(2) or (b)(5) under the Securities Act Regulations, supplements to the form of prospectus included in the Registration Statement relating to the Notes and the plan of distribution thereof.  The prospectus (including the supplement thereto relating to the Notes) in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Prospectus”. Any reference herein to the Registration Statement, Basic Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise deemed to be part of or included in the Registration Statement, on or before the date of this Agreement, or the issue date of any Basic Prospectus or Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus or any Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of any Basic Prospectus or any Prospectus, as the case may be, and deemed to be incorporated therein by reference.  Subject to the provisions of Section 3(a) hereof, this Agreement shall be deemed revised each time a notice, substantially in the form attached as Exhibit A hereto, shall be delivered to the Agents informing them of the filing of a new automatic shelf registration statement on Form S-3 (the “New Registration Statement”) by the Company relating to the Notes, with the effect that (i) the file number contained in the first sentence of Section 1(a) of this Agreement shall be deemed to refer to the file number of the New Registration Statement, and (ii) all references in this Agreement to the “Registration Statement” shall be deemed to refer to the New Registration Statement; provided, however, that no such notice shall have the effect of altering any provision of this Agreement other than those identifying the then-current registration statement.

2

(b)   As of the date hereof, when the Prospectus is first filed pursuant to Rule 424(b) under the Securities Act, when, prior to the Commencement Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), at each date the Registration Statement or any part thereof becomes effective or is deemed to become effective, when any supplement to the Prospectus is filed with the Commission, on the Commencement Date, at the Applicable Time (as hereinafter defined) and on each Settlement Date (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the Exchange Act, as applicable, and the respective rules and regulations thereunder; (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee; (ii) information, if any, contained in the Registration Statement or Prospectus relating to The Depository Trust Company and its book-entry system; or (iii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

(c)   Any offer that is a written communication relating to the Notes made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

As of the time of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent) (the “Applicable Time”) with respect to the offering of any applicable tranche of Notes, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) made available by the Company for use by the applicable Agent(s) as of the Applicable Time and the applicable Final Term Sheet (as defined in Section 3(a) hereof), if any, relating to the offering of the Notes, all considered together

3

(collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means (i) the Basic Prospectus and (ii) any preliminary pricing supplement relating to the Notes of a particular tranche.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Agents as described in Section 3(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(d)   The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flow for the periods therein specified; and said financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.  As used herein, “consolidated subsidiaries” means each subsidiary of the Company which is included in the consolidated financial statements of the Company contained in its Annual Report to shareholders for 2008 (or, if the Company has published an Annual

4

Report which has been incorporated into the Registration Statement for any subsequent year, for such year) in accordance with the consolidation policies set forth therein or which would have been so included if it had been a subsidiary of the Company as of the date of such consolidated financial statements, and each other subsidiary of the Company which is included in consolidated financial statements of the Company prepared from time to time thereafter.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable.

(e)   Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and on the Settlement Date, as the case may be, except as set forth or contemplated in the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its consolidated subsidiaries has entered into any transaction not in the ordinary course of business which is material to the Company and its consolidated subsidiaries, considered as a whole; (ii) there has been no material adverse change in the properties, business, financial condition or results of operations of the Company and its consolidated subsidiaries, considered as a whole; and (iii) no legal or governmental proceeding, which has or will have materially affected the Company or any of its consolidated subsidiaries, considered as a whole, or the transactions contemplated by this Agreement, has been or will have been instituted or threatened.

(f)    The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company as presently in effect, or any order, rule or regulation applicable to the Company of any court or any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties.

(g)   The Notes have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity, and will conform to the descriptions thereof contained in the General Disclosure Package and the Prospectus.  The Indenture has been duly and validly authorized by the Company and will be a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.  The Indenture conforms to the descriptions thereof in the

5

General Disclosure Package and the Prospectus, and is duly qualified under the Trust Indenture Act.

(h)   The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)    At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations and at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405 of the Securities Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(j)    The Medium-Term Note Program under which the Notes are issued (the “Program”), as well as the Notes, are rated by Moody’s Investors Services Limited; Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.; and Fitch, Inc., or any successor to each of the rating agency businesses thereof, and carry the ratings set forth in the most-recently delivered notice under Section 3(a)(vi) of this Agreement.

(k)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability

6

for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

2.                           Solicitations as Agent; Purchases as Principal.

(a)   Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its reasonable efforts to solicit, as agent, offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation, as agent, of offers to purchase the Notes.  Upon receipt of notice from the Company, each Agent will forthwith suspend solicitations, as agent, of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.  During the period of time that this Agreement is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 3(i), (j) and (k) hereof; provided, however, that no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions or letters as requested by such Agent if any of the events described in Section 3(i), (j) or (k) hereof have occurred during the period of suspension.

The Company agrees to pay each Agent, as consideration for the sale of any Notes resulting from a solicitation made by it as agent, a commission in the form of a discount from the principal amount of each Note sold by the Company hereunder as a result of such solicitation.  With respect to Notes with a term of one year to 30 years, such commission will be equal to the following percentage of the principal amount of such Note:

Term	Commission Rate
From 1 year to less than 18 months	0.150%

From 18 months to less than 2 years	0.200

From 2 years to less than 3 years	0.250

From 3 years to less than 4 years	0.350

From 4 years to less than 5 years	0.450

From 5 years to less than 6 years	0.500

From 6 years to less than 7 years	0.550

From 7 years to less than 10 years	0.600

From 10 years to less than 15 years	0.625

From 15 years to less than 20 years	0.700

From 20 years to 30 years	0.750

7

and with respect to Notes with a term in excess of 30 years, such commission will be negotiated between the Company and the applicable Agent at the time of sale.  The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.  The Agents are authorized to solicit offers to purchase Notes only in the minimum principal amount of $1,000 or any amount in excess thereof that is a whole multiple of $1,000 (or in such other minimum purchase amounts and multiples thereof as are described in a supplement to the Basic Prospectus).  Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it as agent which in its judgment should be considered by the Company.  The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part.  Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein.

(b)   Purchases as Principal.  Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to such Agent and the purchase and re-offering thereof by such Agent.  Each such separate agreement (which may initially be an oral agreement, to be subsequently confirmed in writing) is herein referred to as a “Terms Agreement”.  Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent.  Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto.  An Agent’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Notes to be purchased pursuant thereto, the maturity date thereof, the price to be

8

paid to the Company for such Notes, the time and place of delivery of and payment for such Notes (the “Settlement Date”) and any other relevant terms.  An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased.  Such Terms Agreement shall also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Sections 3 and 4 hereof.

(c)   Procedures.  Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit C) (the “Procedures”), as amended from time to time.  The Procedures may be amended only by written agreement of the Company and each Agent; provided that with respect to any single issuance of Notes, the Procedures may be modified by written agreement of the Company and the Agents soliciting as agents the purchase of such Notes (or purchasing as principal such Notes pursuant to a Terms Agreement).

(d)   Delivery.  The documents required to be delivered by Section 4 of this Agreement shall be delivered at the office of Sidley Austin LLP, Attn.: Brian Fahrney, Esq., One South Dearborn, Chicago, Illinois 60603, not later than 5:00 P.M. New York time, on the date hereof, or at such other time and/or place as each Agent and the Company may agree upon in writing (the “Commencement Date”).

3.                           Agreements. The Company agrees with each Agent that:

(a)   Prior to the termination of the offering of the Notes pursuant to this Agreement, the Company will not file any amendment to the Registration Statement or supplement to the Basic Prospectus or the Prospectus relating to the Notes unless the Company has previously furnished to each Agent (or, in the case of Prospectus supplements setting out only the interest rate, maturity and other terms of Notes (“Pricing Supplements”), the Agent that has solicited the applicable offer of Notes), a copy thereof, given the Agent(s) a reasonable opportunity to review the same, and considered in good faith any comments the Agent(s) may reasonably provide; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or to any Pricing Supplement applicable to Notes sold by the Company directly to investors on its own behalf.  Subject to the foregoing sentence, the Company will promptly cause each Prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act.  Unless otherwise notified by the applicable Agent(s), the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of an offering of Notes, in form and substance satisfactory to the applicable Agent(s), and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two days following the date such final terms are established.  The Company will provide the Agents with a reasonable opportunity to review and comment on any New Registration Statement, and will consider in good faith any comments the Agent(s) may reasonably provide, prior to

9

filing any New Registration Statement with the Commission.  The Company will promptly advise each Agent (i) when any supplement to the Basic Prospectus shall have been filed pursuant to Rule 424(b) under the Securities Act; (ii) when any amendment to the Registration Statement or any New Registration Statement relating to the Notes shall have become effective; (iii) of any request by the Commission for any amendment of the Registration Statement or the filing of a New Registration Statement relating to the Notes or any amendment of or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed a part thereof or for any additional information, it being understood that the Company’s notice obligations to such Agent under this clause (iii) in respect of any document incorporated by reference into the Prospectus or otherwise deemed a part thereof may be satisfied by delivering such notice in a manner customarily followed by the Company in distributing such information pursuant to standing instructions or, if such Agent shall so elects, by e-mail to an address(es) specified by such Agent; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such New Registration Statement or any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form or the institution or threatening of any proceeding for such purpose; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the issuance of, or any change in, the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.  The Company will use commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.  If the Company files any amendment to the Registration Statement or any supplement to the Basic Prospectus or the Prospectus, which filing does not require the consent of the Agents, the Company will provide each Agent with a copy of such document promptly after the filing thereof, and no Agent shall be obligated to solicit offers for the purchase of Notes so long as it is not reasonably satisfied with such document.  The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)   The Company will prepare and file with the Commission, promptly upon the request of any Agent, any amendments or supplements to the Registration Statement,

10

the General Disclosure Package or the Prospectus which, in the opinion of counsel for the Agents, may be necessary to enable the several Agents to continue to solicit offers to purchase the Notes, and the Company will use commercially reasonable efforts to cause any such amendments to become effective and any such supplements to be filed with the Commission and approved for use by the Agents as promptly as possible.  If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act Regulations), any event relating to or affecting the Company occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, as then amended or supplemented, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company will promptly notify each Agent to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the General Disclosure Package and the Prospectus as then amended or supplemented; and if the Company shall decide to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented, it will so advise each Agent promptly by telephone (with confirmation in writing) and will prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus as then amended or supplemented which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Registration Statement, General Disclosure Package or Prospectus to each Agent in such quantities as it may reasonably request; and, if such amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement such Agent will resume the solicitation of offers to purchase Notes hereunder.  Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes that any Agent may own as principal has been completed, if any event occurs or condition exists as a result of which it is necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus to make the information therein comply with the Securities Act or the rules thereunder or complete or accurate in all material respects, the Company agrees to provide such Agent with immediate notice by telephone (with confirmation in writing) to cease sales of any Notes, and the Company will forthwith prepare and furnish, at its own expense, any amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, satisfactory in all respects to such Agent, in such quantities as it may reasonably request.  If such

11

amendment or supplement and any documents, certificates and opinions furnished to an Agent pursuant to paragraph (f) below in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to such Agent, upon the filing of such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus, such Agent may resume its resale of the Notes as principal.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  In addition, the Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the rules and regulations under the Exchange Act so as to permit the completion of the distribution of each offering of Notes.

(c)   As soon as practicable, but not later than 90 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, the Company will make generally available to its security holders and each Agent an earnings statement covering a period of at least 12 months beginning not earlier than said effective date which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company (other than the last fiscal quarter of any fiscal year) during which the effective date of any post-effective amendment to the Registration Statement occurs, not later than 90 days after the end of the fiscal year beginning at the end of each last fiscal quarter of any fiscal year of the Company during which the effective date of any post-effective amendment to the Registration Statement occurs, and not later than 90 days after the end of each fiscal year of the Company during which any Notes were issued, the Company will make generally available to its security holders an earnings statement covering such 12-month period or such fiscal year, as the case may be, that will satisfy the provisions of such Section 11(a) and Rule 158.

(d)   The Company will furnish to each Agent, without charge, three conformed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto, the General Disclosure Package and any Issuer Free Writing Prospectus as any Agent may reasonably request, provided that, unless otherwise requested by an Agent in writing, the requirement to furnish copies of the Registration Statement and exhibits to such Agent shall be deemed satisfied so long

12

as such documents are publicly available via the Commission’s electronic filing system.

(e)   The Company will furnish such information and execute such instruments as may be required to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Agent shall designate, will continue such qualifications in effect so long as required for distribution and will arrange for the determination of the legality of the Notes for purchase by institutional investors.  The Company shall not be required to register or qualify as a foreign corporation nor, except as to matters and transactions relating to the offer and sale of the Notes, to consent to service of process in any jurisdiction.

(f)    During the term of this Agreement, the Company shall furnish to each Agent such certificates of officers of the Company relating to the business, operations and affairs of the Company and its subsidiaries, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the General Disclosure Package, the Prospectus, the Indenture, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder as such Agent may, from time to time, reasonably request.

(g)   Unless otherwise agreed to by the Company and the Agents, the Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including:  (i) the preparation and filing of the Registration Statement and any amendments thereto; (ii) the preparation and filing of the Basic Prospectus, the Prospectus, any supplement thereto, any Issuer Free Writing Prospectus and any Permitted Free Writing Prospectus (as defined in Section 3(o)); (iii) the Commission filing fees relating to the Notes in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations; (iv) the preparation, issuance and delivery of the Notes; (v) the fees and disbursements of the Company’s accountants and of the Trustee and Paying Agent and their respective counsel; (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum; (vii) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and Prospectus and any amendments or supplements thereto (including Pricing Supplements); (viii) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky Memorandum; and (ix) any fees charged by rating agencies for the rating of the Notes.

The Company will also, whether or not any sale of the Notes is consummated, reimburse the Agents promptly upon receipt of an invoice therefor for the reasonable fees of their counsel, as agreed by the Company and the Agents, incurred in connection with the preparation of this Agreement and the offering and sale of the

13

Notes as well as any reasonable disbursements and out-of-pocket expenses incurred by such counsel, as agreed by the Company and the Agents.

(h)   Each acceptance by the Company of an offer for the purchase of Notes solicited by an Agent, and each sale of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent or to such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Basic Prospectus and the General Disclosure Package as amended and supplemented to each such time).

(i)    Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing for a change deemed immaterial in the reasonable opinion of the Agents), if so requested by any Agent, each time a New Registration Statement becomes effective pursuant to Rule 462(e) of the Securities Act Regulations or is declared effective by the Commission, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the relevant Agent or Agents a certificate of the Company signed by the President, the Chief Executive Officer or a Vice President, and the Chief Financial Officer of the Company or its Treasurer, dated the date of the effectiveness of such amendment or New Registration Statement or filing of such supplement or such sale, as the case may be, in form reasonably satisfactory to such Agent or Agents, of the same tenor as the certificate referred to in Section 4(e) hereof relating to the Registration Statement, the Basic Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such certificate.

(j)    Each time the Registration Statement or the Basic Prospectus is amended or supplemented, if in the reasonable judgment of any Agent (or, in the case of a Pricing Supplement, in the reasonable judgment of the Agent that has solicited the offer to purchase the relevant Notes) the information contained in the amendment or supplement is of such nature that an opinion of counsel should be furnished, each time a New Registration Statement becomes effective pursuant to Rule 462(e) of the Securities Act Regulations or is declared effective by the Commission, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of counsel of the Company.  Any such opinion shall be dated the date of the effectiveness of such amendment or New Registration Statement or filing of such supplement or such sale, as the case may be, shall be in a form satisfactory to such Agent and shall be of the same tenor as the opinion referred to in Section 4(d)(i) hereof but modified to relate to the Registration

14

Statement (or New Registration Statement), the Basic Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such opinion.  In lieu of such opinion, counsel last furnishing such an opinion to such Agent may furnish to such Agent a letter to the effect that it may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement (or New Registration Statement), the Basic Prospectus and the General Disclosure Package as amended and supplemented to the time of delivery of such letter).

(k)   Each time that the Registration Statement, the Basic Prospectus or the General Disclosure Package is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement, the Basic Prospectus or the General Disclosure Package, if so requested by any Agent, each time a New Registration Statement becomes effective pursuant to Rule 462(e) of the Securities Act Regulations or is declared effective by the Commission, and each time the Company sells Notes to an Agent pursuant to a Terms Agreement, if so indicated in the applicable Terms Agreement, the Company shall cause its independent auditors forthwith to furnish each Agent or such Agent, as appropriate, with a letter, dated the date of the effectiveness of such amendment or New Registration Statement, the date of filing of such supplement, the date of execution of such Terms Agreement, or the date of such sale, as the case may be, in a form satisfactory to the recipient, of the same tenor as the letter referred to in Section 4(f) hereof, with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement (or New Registration Statement), the Basic Prospectus and the General Disclosure Package, as amended or supplemented to the date of such letter.

(l)    Between the date of any Terms Agreement and the Settlement Date, or such later date as may be specified in such Terms Agreement, with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent which is a party to such Terms Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar in currency, maturity and other material terms to the Notes, other than (i) the Notes that are to be sold pursuant to such Terms Agreement; (ii) debt securities issued for consideration other than cash; and (iii) commercial paper in the ordinary course of business, except as may otherwise be provided in any such Term Agreement.

(m)  The Company will not issue any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

(n)   The Company will not issue any Notes directly to investors or through other agents, dealers or underwriters except in accordance with applicable law.

(o)   The Company represents and agrees that, unless it obtains the prior consent of the Agent(s), and each Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the

15

Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(a), the Agents are authorized to use the information with respect to the final terms of the applicable Notes in communications conveying information relating to the applicable offering of Notes to investors.  Any such free writing prospectus consented to by the Company and the Agent(s) is referred to herein as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; provided, however, that any such treatment shall not convert a Permitted Free Writing Prospectus that would not otherwise constitute an Issuer Free Writing Prospectus into an Issuer Free Writing Prospectus solely due to such treatment.  Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Issuer and the Agent(s).

4.         Conditions of the Obligations of the Agents.  The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)   No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, no proceedings for that purpose shall have been instituted or shall be pending, no notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form shall have been received from the Commission, or, to the knowledge of the Company, shall be contemplated by the Commission.

(b)   No event, nor any material adverse change in the condition of the Company, financial or otherwise, shall have occurred, nor shall any event exist, which makes untrue or incorrect any material statement or information contained in the Registration Statement, the Prospectus, or the General Disclosure Package, or which is not reflected in the Registration Statement, the Prospectus, or the General Disclosure Package, but should be reflected therein in order to make the statements or information contained therein not misleading.

(c)   No Agent shall have advised the Company that the Registration Statement or any prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of counsel for the Agents, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

16

(d)   At the Commencement Date, such Agent shall have received, and at each Settlement Date with respect to any applicable Terms Agreement to which such Agent is a party, if called for by such Terms Agreement, such Agent shall have received:

(i)             The opinion, dated as of such date, of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of the Company, any successor General Counsel of the Company, or a Vice President and Associate (or Deputy) General Counsel of the Company, to the effect that:

(A)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as set forth in the Prospectus and the General Disclosure Package.

(B)        The Indenture has been duly and validly authorized, executed and delivered by the Company and the Trustee, is duly qualified under the Trust Indenture Act, and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(C)        The Notes have been duly and validly authorized by all necessary corporate action and, when duly executed and issued on behalf of the Company, duly authenticated by the Trustee or the Trustee’s authenticating agent, and duly delivered to the several purchasers thereof against payment therefor in accordance with the provisions of this Agreement (and, if the opinion is being given pursuant to Section 3(j) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to all the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(D)       The Indenture and the Notes conform as to legal matters with the statements concerning them made in the Prospectus and the General Disclosure Package, and such statements accurately set forth the provisions thereof required to be set forth in the Prospectus and the General Disclosure Package.

(E)         This Agreement (and, if the opinion is being given pursuant to Section 3(j) hereof on account of the Company having entered into a Terms

17

Agreement, the applicable Terms Agreement) has been duly and validly authorized, executed and delivered by the Company.

(F)         (1) The Registration Statement and any amendments thereto have become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (2) the Registration Statement, the Prospectus, and each amendment thereof or supplement thereto (except for the financial statements and other financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (3) the descriptions in the Registration Statement, the General Disclosure Package and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (4) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not so described as required nor of any contracts or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(G)        Such counsel has no reason to believe that: (1) the Registration Statement, at the time it originally became effective under the Securities Act and as of each “new effective date” with respect to the Agents pursuant to and within the meaning of Rule 430B(f)(2) of the Securities Act, and on such Settlement Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Prospectus, as of its date or as of the Settlement Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (3) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(H)       The execution and delivery of this Agreement, (and, if the opinion is being given pursuant to Section 3(j) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), the consummation of the transactions herein contemplated and the fulfillment of the terms hereof (and, if applicable, thereof) will

18

not result in any breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which, to the knowledge of such counsel, the Company is a party, or the Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company as presently in effect or, to the knowledge of such counsel, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties.

(I)            No authorization, approval, consent or other action of any governmental authority or agency is required in connection with the sale of the Notes as contemplated by this Agreement (and, if the opinion is being given pursuant to Section 3(j) hereof on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement), except such as may be required under the Securities Act or under state securities or blue sky laws.

It is understood that such counsel may limit his or her opinion to the federal laws of the United States of America, the laws of the State of Illinois, and the General Corporation Law of the State of Delaware.

The opinions set forth in paragraphs (i)(B) and (i)(C) above may be further limited by inclusion of a statement to the effect that insofar as such opinions relate to Notes denominated in a currency other than United States dollars, the effective enforcement of a foreign currency claim in the federal or state courts of the State of Illinois may be limited by requirements that a claim (or a foreign currency judgment in respect of such a claim) be converted into United States dollars at the rate of exchange prevailing on the banking day next preceding the date on which the money is paid.

(ii)          The opinion dated as of such date, of Sidley Austin LLP, counsel to the Agents, or such other counsel as the Agents may designate, covering the matters in paragraphs (i)(B), (i)(C), (i)(D), (i)(E) and (i)(G) above, provided that with respect to paragraph (i)(G) above, such counsel may state that their belief is based upon their participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference) but is without independent check or verification except as specified.

The Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render their opinions.  In connection with such opinions, such counsel may rely on the representations or certificates of officers of the Company as to factual matters.

19

(e)   On the Commencement Date, and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent, a certificate of the Company, signed by the President, the Chief Executive Officer or a Vice President, and the Chief Financial Officer of the Company or its Treasurer, dated as of the Commencement Date or such Settlement Date, to the effect that:

(i)    the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii)   no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or are pending or, to the signers’ knowledge, are contemplated under the Securities Act; and

(iii)  the signers of the certificate have carefully examined the Registration Statement, the Prospectus and, if applicable, the General Disclosure Package, and neither the Registration Statement nor any amendment or supplement thereto includes, as of the date of such certificate, any untrue statement of a material fact or omits, as of such date, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus and, if applicable, the General Disclosure Package nor any amendment or supplement thereto includes, as of the date of such certificate, any untrue statement of a material fact or omits, as of such date, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; moreover, since the latest respective dates as of which information is given in the Registration Statement, there has been no material adverse change in the financial position, business or results of operations of the Company and its consolidated subsidiaries, considered as a whole, except as set forth in or contemplated by the Prospectus and, if applicable, the General Disclosure Package; and since the effective date of the Registration Statement, as amended, no event has occurred which is required to be set forth in the Prospectus which has not been so set forth.

(f)    On the Commencement Date, upon any execution of a Terms Agreement to which such Agent is a party, and at each Settlement Date with respect to any such Terms Agreement, if called for by such Terms Agreement, the Company’s independent auditors shall have furnished to such Agent, a letter or letters, dated as of the Commencement Date, such execution date or such Settlement Date, in form and substance satisfactory to it, confirming that they are independent auditors within the meaning of the Securities Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in

20

the Registration Statement, the Prospectus and the General Disclosure Package, if applicable, as then amended or supplemented.

(g)   On the Commencement Date and at each Settlement Date with respect to any Terms Agreement to which such Agent is a party, the Company shall have furnished to such Agent such appropriate further certificates and documents as it may reasonably request.

5.         Indemnification and Contribution.

(a)   The Company will indemnify and hold harmless each Agent and each person, if any, who controls such Agent either within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, the Basic Prospectus, the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by an Agent specifically for use in the preparation thereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)   Each Agent severally, but not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company either within the meaning of the Securities Act or the Exchange Act, each of its directors and each of its officers who has signed the Registration Statement, against any losses, claims, damages or liabilities to which the Company, any such controlling person or any such director or officer may become subject, under the Securities Act, the Exchange Act, or otherwise, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company specifically for use in the preparation of the documents referred to in the foregoing indemnity. The Company acknowledges that (i) the statements set forth under the third, fourth (last two sentences only), fifth, sixth and eleventh paragraphs under the heading “Plan of Distribution” in the Prospectus Supplement dated September 28, 2009 relating to the Notes, or the equivalent statements set forth in any prospectus supplement or pricing supplement filed by the Company pursuant to Rule 424(b) relating to the Notes

21

subsequent to the date of this Agreement, constitute the only information furnished in writing by or on behalf of any Agent for inclusion in the documents referred to in Section 5(a) above, and the Agents confirm that such statements are correct, and (ii) the statements set forth under the ninth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement dated September 28, 2009 relating to the Notes, or the equivalent statements set forth in any prospectus supplement or pricing supplement filed by the Company pursuant to Rule 424(b) relating to the Notes subsequent to the date of this Agreement, was furnished solely by or on behalf of Standard Chartered Bank for inclusion in the documents referred to in Section 5(a) above, and Standard Chartered Bank confirms such statements are correct.  This indemnity agreement will be in addition to any liability which each such Agent may otherwise have.

(c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt by such indemnified party of notice from the indemnifying party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the applicable Agent in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) or (b), as the case may be, who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; provided further, that, with respect to legal and other expenses incurred by an indemnified party for which an indemnifying party shall be liable hereunder, all such legal fees and expenses shall be reimbursed by the indemnifying party as they are incurred.

(d)   In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 5 is due in accordance with its terms but is for any reason held by a court to be insufficient or

22

unavailable, the Company and each Agent participating in the offering of Notes that gave rise to the losses, claims, damages or liabilities (a “Relevant Agent”) for which contribution is sought shall severally contribute to the aggregate of such losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more Relevant Agents may be subject in such proportion so that each Relevant Agent is responsible for that portion represented by the percentage that the commission rate paid to such Relevant Agent on the sale of Notes sold through it bears to the sum of such commission rate and the purchase price of such Notes sold through such Relevant Agent, and the Company is responsible for the balance; provided, however, that (i) in no case shall any such Relevant Agent be responsible for any amount in excess of the commission rate paid to such Relevant Agent in connection with the sale of such Notes; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls an Agent within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (i) of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

6.         Restrictions on Offers and Sales of Registered Notes.  Each Agent represents and agrees that it will abide, to the extent applicable, with the selling restrictions set forth in the Prospectus with respect to the European Economic Area, the United Kingdom and Japan and any additional selling restrictions as may be set forth in any Terms Agreement, insofar as those restrictions are applicable to the offering of Notes in any such jurisdiction or jurisdictions.  The Company agrees that it (or its designated agent) will submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by governmental and regulatory authorities in any such jurisdiction or jurisdictions with respect to the offering of Notes in such jurisdiction or jurisdictions, provided that, upon request in writing, each Agent agrees that it will provide any information to the Company that is in its possession and is required for purposes of submitting such reports or information.

7.         Position of the Agents.  In soliciting offers to purchase the Notes, each Agent is acting solely as agent for the Company, and not as principal.  Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company, but no Agent shall have

23

any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will any Agent be obligated to purchase any Notes for its own account other than pursuant to, and subject to the conditions set forth in, any Terms Agreement.

8.         Termination.  This Agreement may be terminated at any time either (a) by the Company as to any Agent or (b) by any Agent, insofar as this Agreement relates to such Agent, upon the giving of written notice of such termination to the other parties hereto.  In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred.  Any Terms Agreement may be terminated, immediately upon notice to the Company, at any time prior to the Settlement Date relating to such Terms Agreement if (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange for a period of 24 hours or more, or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, in either case to such a degree as would in the reasonable judgment of the Agent which is party to such Terms Agreement materially adversely affect the market for the Notes, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there has occurred any material outbreak or material escalation of hostilities involving the United States or any other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of an Agent which is party to such Agreement, as to make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes.  In the event of termination of this Agreement or any Terms Agreement, no party shall have any liability to the other parties hereto, except (1) as provided in the first two sentences of the third paragraph of Section 2(a) (with respect to any commissions earned by the Agents but not yet paid by the Company at the time of such termination), Section 3(g), Section 5 and Section 9; and (2) if, at the time of termination, an Agent shall own any Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement with the intention of reselling them or an offer to purchase any Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, as provided in Sections 3(b) through 3(e), 3(h) through 3(k) and 3(n) hereof; provided that the exception set forth in clause (2) of this sentence shall be of no further force or effect immediately after the earlier of (i) resale or delivery, as the case may be, of the Notes referred to in such clause; and (ii) in the case of Notes purchased pursuant to a Terms Agreement entered into prior to the termination of this Agreement, a date 270 calendar days from the date of such termination.  The provisions of the last sentence of Section 3(e) and each of Sections 3(g), 5 and 9 hereof shall survive the termination or cancellation of any Terms Agreement.

24

9.         Notices.  All communications hereunder will be in writing and effective only on receipt, and shall be mailed, delivered or sent by facsimile transmission and confirmed as follows:

(i)            if to Citigroup Global Markets Inc., at 388 Greenwich Street, 34th Floor, New York, New York 10013 U.S.A., Attention: Transaction Execution Group, Tel: (212) 816-6982, Fax: (646) 862-8807;

(ii)           if to ANZ Securities Inc., at 1177 Avenue of the Americas, New York, New York 10036 U.S.A., Attention: Ann Varalli, Tel: (212) 801-9160, Fax: (212) 801-9163;

(iii)          if to Banc of America Securities LLC, at One Bryant Park, NY1-100-03-01, New York, New York 10036 U.S.A., Attention: MTN Desk, Fax: (646) 855-0107;

(iv)          if to Barclays Capital Inc., at 745 Seventh Avenue, New York, New York 10019 U.S.A., Attn: Syndicate Registration, Fax: (646) 834-8133;

(v)           if to BNP Paribas Securities Corp., at 787 Seventh Avenue, New York, New York 10019 U.S.A., Attention: Syndicate Desk, Tel: (212) 841-3435, Fax: (212) 841-3930;

(vi)          if to Goldman, Sachs & Co., at 1 New York Plaza, 46th Floor, New York, New York 10004 U.S.A., Attn:  Eileen Bezeg, Tel: (212) 357-3683, Fax: (212) 902-3000;

(vii)         if to HSBC Securities (USA) Inc., at 452 Fifth Avenue, 3rd Floor, New York, New York 10018 U.S.A., Attn: Transaction Management, Tel: (212) 525-5107, Fax: (212) 525-0238;

(viii)        if to ING Financial Markets LLC, at 1325 Avenue of the Americas, New York, New York 10019 U.S.A., Attn: Scott Dainton, Tel: (646) 424-6218, Fax: (646) 424-6064;

(ix)           if to J.P. Morgan Securities Inc., at 270 Park Avenue, 8th Floor, New York, New York 10017 U.S.A., Attn: Maria Sramek, Tel: (212) 834-5640, Fax: (212) 834-6702;

(x)            if to Morgan Stanley & Co. Incorporated, at 1585 Broadway, 29th Floor, New York, New York 10036 U.S.A., Attn:  Investment Banking Division, Tel: (212) 761-6691, Fax: (212) 507-8999;

(xi)           if to RBC Capital Markets Corporation, at 200 Vesey Street, 8th Floor, New York, New York 10281-8098 U.S.A., Attention: Ross Prokopy, Debt Capital Markets, Tel: (212) 858-7321, Fax: (212) 658-6137;

25

(xii)          if to RBS Securities Inc., at 600 Washington Boulevard, Stamford, Connecticut 06901 U.S.A., Attention: Debt Capital Markets Syndicate, Tel: (203) 897-2475, Fax: (203) 873-4534;

(xiii)         if to Scotia Capital (USA) Inc., at 1 Liberty Plaza, 25th Floor, 165 Broadway, New York, New York, 10006 U.S.A., Attention: C/O Investment Grade Debt, Syndicate Desk, Tel: (212) 225-5501, Fax: (212) 225-6550;

(xiv)        if to SG Americas Securities, LLC, at 1221 Avenue of the Americas, 11th Floor, New York, New York 10020 U.S.A., Attention: Debt Capital Markets, Tel: (212) 278-6883, Fax: (212) 278-7532;

(xv)         if to Standard Chartered Bank, at 1 Madison Avenue, New York, New York 10010 U.S.A., Attn: Andrew Lueder, Tel: (212) 667-0164, Fax: (212) 667-0139;

(xvi)        if to SunTrust Robinson Humphrey, Inc., at 303 Peachtree Street N.E. 24th Floor, Atlanta, Georgia 30308 U.S.A., Attn: Chris Grumboski, Tel: (404) 813-0215, Fax: (404) 588-7005;

(xvii)       if to Wells Fargo Securities, LLC, at 301 South College Street NC0613, Charlotte, North Carolina 28288 U.S.A., Attn:  High Grade Syndicate Desk, Tel: (704) 383-7727, Fax: (704) 383-9165; and

(xviii)      if to the Company, at One McDonald’s Plaza, Oak Brook, Illinois 60523 U.S.A., Attention: Treasurer, with a copy to the General Counsel,

or at such other address as any party may notify to the other parties hereto from time to time.

10.               Successors.  This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and the officers, directors and controlling persons referred to in Section 5 hereof, and their respective successors, assigns, heirs, executors and administrators, and no other persons will have any right or obligation hereunder.

11.               Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.               APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

13.               No Fiduciary Duty. The Company and the Agents hereby acknowledge that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent(s) and any affiliate through

26

which it may be acting, on the other, (b) the Agents are acting as principal and not as an agent (except to the extent expressly provided herein, which the parties acknowledge is solely a contractual obligation) or fiduciary of the Company and (c) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

*                               *                                *

27

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

Very truly yours,

McDONALD’S CORPORATION

By:	/s/ Michael D. Richard
Michael D. Richard
Corporate Senior Vice President and Treasurer

28

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.		ING FINANCIAL MARKETS LLC

By:	/s/ Brian Bednarski
Name: Brian Bednarski		By:	/s/ Scott Dainton
Title: Managing Director		Name: Scott Dainton
Title: Managing Director

ANZ SECURITIES INC.		J.P. MORGAN SECURITIES INC.

By:	/s/ Ann Varalli	By:	/s/ Maria Sramek
Name: Ann Varalli		Name: Maria Sramek
Title: President		Title: Executive Director

BANC OF AMERICA SECURITIES LLC		MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Douglas J. Fink	By:	/s/ Yurij Siyz
Name: Doug Fink		Name: Yurij Siyz
Title: Managing Director		Title: Vice President

BARCLAYS CAPITAL INC.		RBC CAPITAL MARKETS CORPORATION

By:	/s/ Pamela Kendall	By:	/s/ Amery B. Dunn
Name: Pamela Kendall		Name: Amery B. Dunn
Title: Director		Title: Managing Director

BNP PARIBAS SECURITIES CORP.		RBS SECURITIES INC.

By:	/s/ Jim Turner	By:	/s/ Steven Fitzpatrick
Name: Jim Turner		Name: Steven Fitzpatrick
Title: Managing Director, Head of Debt Capital Markets		Title: Managing Director

GOLDMAN, SACHS & CO.
SCOTIA CAPITAL (USA) INC.

By:	/s/ Goldman, Sachs & Co.	By:	/s/ Greg Greer
Name: Goldman, Sachs & Co.		Name: Greg Greer
Title:		Title: Managing Director

HSBC SECURITIES (USA) INC.		SG AMERICAS SECURITIES, LLC

By:	/s/ Karen L. Giles	By:	/s/ Pascal C. Pinson
Name: Karen L. Giles		Name: Pascal C. Pinson
Title: Senior Vice President		Title:	Deputy Head-Americas, Client Management,
Capital Raising & Finance

29

STANDARD CHARTERED BANK

By:	/s/ Steve Aloupis
Name: Steve Aloupis
Title: Managing Director, Capital Markets

By:	/s/ Jane E. Hawkins
Name: Jane E. Hawkins
Title: Director, Illiquid & Private Placements, Capital Markets

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Christopher S. Grumboski
Name: Christopher S. Grumboski
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn C. Hurley
Name: Carolyn C. Hurley
Title: Vice President

30

EXHIBIT A

FORM OF NOTICE OF NEW REGISTRATION STATEMENT

[Date]

[Agents Party to the Distribution Agreement]

Re: Registration Statement on Form S-3 (No. 333-[•])

Ladies and Gentlemen:

In accordance with the provisions of the Distribution Agreement among McDonald’s Corporation, a Delaware company (the “Company”) and yourselves, dated as of September 28, 2009, and as supplemented and amended from time to time, we hereby notify you that a Registration Statement on Form S-3 (No. 333-[•]) relating to the Notes was filed by the Company with the U.S. Securities and Exchange Commission on [insert date of filing] (the “New Registration Statement”).

Accordingly, the file number contained in the first sentence of Section 1(a) of the Distribution Agreement shall be deemed to refer to the file number of the New Registration Statement and all references in the Distribution Agreement to the “Registration Statement” shall be deemed to refer to the New Registration Statement, as provided in Section 1(a) of such Distribution Agreement.

Very truly yours,

Name:
Title:

A-1

EXHIBIT B

McDONALD’S CORPORATION

MEDIUM-TERM NOTES

FORM OF TERMS AGREEMENT

[Date]

McDonald’s Corporation

Attention:  [________________]

One McDonald’s Plaza, Dept. [___]

Oak Brook, Illinois 60523

U.S.A.

Re:                               Distribution Agreement, dated September 28, 2009 (the “Distribution Agreement”)

The undersigned agrees to purchase the following principal amount of your Medium-Term Notes:

[XXX] XXX,000,000

Initial Public Offering Price:
Stated Maturity:
Purchase Price to Agent(s):
Trade Date:
Settlement Date:
Place of Delivery:
Form:	Book-Entry ______	or Certificated ______
Redeemable by Company:	___ Yes	___ No

Redemption Price:

[The Notes will be redeemable in whole or in part, at any time prior to Stated Maturity at the Company’s option, at a redemption price equal to the greater of:

(1)           100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes to the redemption date; or

(2)           the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus ___ basis points, plus accrued and unpaid interest on those Notes to the redemption date.

For purposes of the determination of the redemption price, the following definitions shall apply:

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the available Reference Treasury Dealer Quotations for that redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means ___ primary U.S. Government securities dealers in New York City, New York (a “Primary Treasury Dealer”), which shall include [______________________________], and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the Notes to be redeemed, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

Unless the Company defaults in payment of the redemption price, after the redemption date, interest will cease to accrue on the Notes or portion of the Notes called for redemption.]

[Insert schedule or other terms, if different]

Repayable at option of Holder:	___ Yes	___ No

Repayment Price Schedule:

Outstanding Balance
Repayment Date	Repayment Amount	Following Repayment Amount

For Fixed Rate Notes:

Interest Rate:

Interest Payment Dates (if other than February 15 and August 15):

[Date] and [Date] of each year, commencing

Regular Record Dates (if other than February 1 and August 1):

[Date] and [Date] of each year, as the case may be

For Floating Rate Notes:

Base Rate:

Initial Interest Rate:

Spread:

Spread Multiplier:

Index Maturity:

Interest Reset Period:

Interest Reset Dates:

Interest Payment Dates:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

For Indexed Notes:

For Original Issue Discount Notes:

For Amortizing Notes:

Other Terms, if relevant, for any specific issuance

The provisions of Sections 1, 2(b), 2(c), 2(d), 3 through 6, and 8 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

[Each Agent represents and agrees that it will abide by the selling restrictions listed below, insofar as those restrictions are applicable to the offering of Notes in any such jurisdiction:]

[The certificate referred to in Section 3(i) of the Distribution Agreement, the opinion referred to in Section 3(j) of the Distribution Agreement, and the auditors’ letter referred to in Section 3(k) of the Distribution Agreement will/will not be required.]

[The following opinions, letters, information, certificates and documents referred to in Section 4 of the Distribution Agreement will be required:]

[The Company hereby appoints each of ________________________________________________________________ (collectively, the “Temporary Agents”) as an agent under the Distribution Agreement in connection with the purchase as principal by each of them, in the respective amounts set forth below of the Notes described herein and in the Company’s [Pricing Supplement No.___, dated ____________, 20__].  The Notes were registered with the U.S. Securities and Exchange Commission on ______________, 20__ pursuant to a registration statement on Form S-3 [(File No. 333-_____________)], which included a Basic Prospectus and prospectus supplement.  The Company agrees that, with respect to the Notes, each of the Temporary Agents, as the Company’s agent, shall be entitled to the benefit of the representations and warranties, agreements and indemnities by the Company in favor of the Agents set forth in the Distribution Agreement to the same extent as if each of the Temporary Agents were a named Agent thereunder.]

The obligation of the Agents to purchase the Notes is several and not joint.  ______________________ is acting as [sole/joint] bookrunner(s) and representative(s) of the Agents, each of which severally agree to purchase the principal amount of the Notes set forth opposite its name below:

Agent	Principal Amount

Total:	xxx

Notwithstanding the above, ______________________ agree(s) [,severally and jointly,] to purchase or cause to be purchased any Note which any defaulting Agent or Agents have agreed but failed to purchase.

[Each of McDonald’s Corporation, on the one hand, and the Agents listed in the table above, on the other hand, hereby agrees that it shall be responsible for the fees and expenses of its own legal counsel.]

[The lockup period referred to in Section 3(l) of the Distribution Agreement shall not apply.]

Unless otherwise defined herein, the terms used herein shall have the meanings specified in the Distribution Agreement.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE FOR TERMS AGREEMENT WITH McDONALD’S CORPORATION,

DATED _____________________, 20__

[XXX] XXX Million Medium-Term Notes, Due [________]

[AGENT]

Name:
Title:

[OTHER AGENTS]

Accepted, as of the date written above:

McDONALD’S CORPORATION

Name:
Title:

EXHIBIT C

Medium-Term Note Administrative Procedures

Medium-Term Notes (the “Notes”) are to be offered on a continuing basis by McDonald’s Corporation (the “Company”).  Each of Citigroup Global Markets Inc., ANZ Securities, Inc., Banc of America Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co., HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, RBS Securities, Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, as agent (each an “Agent”), has agreed to solicit offers to purchase the Notes and to purchase Notes, as principal, for its own account.  The Notes are being sold pursuant to a Distribution Agreement by and among the Company and the Agents, dated September 28, 2009 (the “Agreement”).  The Company reserves the right to sell Notes directly on its own behalf pursuant to the Agreement.  The Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes.  No Agent shall have an obligation to purchase Notes from the Company as principal, but an Agent may agree, from time to time, to purchase Notes as principal.  Any such purchase of Notes by an Agent as principal shall be made in accordance with the Agreement.  Only those provisions in these Administrative Procedures that are applicable to the particular role that the Agents will perform shall apply.

The Notes will be in registered form and will be issued under an Indenture, dated as of October 19, 1996, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Trustee”), and any indenture supplemental thereto.  If any provision of these Administrative Procedures limits or conflicts with any provision of the form of Note attached to these Administrative Procedures as Annex I hereto, such provision in the form of Note shall be controlling.  The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company.

Each Note will be represented by either a Global Security (as defined hereinafter) (a “Registered Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  Each Global Security representing Registered Notes will be delivered to The Bank of New York Mellon Trust Company, N.A. (“Bank of New York” or the “DTC Agent”), acting as agent for The Depository Trust Company or any successor depositary selected by the Company (“DTC”, which term, as used herein, includes any successor depositary selected by the Company), and will be recorded in the book-entry system maintained by DTC (a “Book-Entry Note”).  Except as set forth in the Basic Prospectus (as defined in the Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below.  Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department.  The Company will advise the Agents, the Paying Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents, the

Paying Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.  Unless otherwise defined herein, terms defined in the Indenture, the Notes or the Prospectus Supplement relating to the Notes shall be used herein as therein defined.  Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”.  Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”.  To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating requirements and the Agreement shall control.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the DTC Agent will perform the custodial, document control and administrative functions described below for the Registered Notes.  The DTC Agent will perform such functions in accordance with its respective obligations under DTC’s operational arrangements referred to in the Letter of Representations from the Company to DTC, dated as of September 28, 2009 and a Medium-Term Note Certificate Agreement between Bank of New York (formerly, Bank One, N.A.) and DTC, dated April 14, 1989 and as amended to date, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Notes that have the same interest rate, Stated Maturity, Interest Payment Date and redemption provisions.  On any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $500,000,000 principal amount of all such Notes that have the same Base Rate, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption and repayment provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Stated Maturity.  On any settlement date for one or more Indexed Book-Entry Notes, the Company will issue a single Global Security representing up to $500,000,000 principal amount of all such Notes that have the same terms

(as such terms are identified in the Pricing Supplement relating to such Notes).  Each Global Security will be dated and issued as of the date of its authentication by the Trustee for the Registered Notes represented by such Global Security.  No Global Security will represent (i) more than one of a Fixed Rate, Floating Rate and Indexed Book-Entry Notes; or (ii) any Certificated Note.

Identification Numbers:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers) for the Registered Notes.  Such series, as of the date hereof, consists of approximately 800 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations.  The DTC Agent has obtained from the CUSIP Service Bureau written lists of such reserved CUSIP numbers and caused such lists to be delivered to the DTC Agent and to DTC.  The DTC Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”.  DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the DTC Agent has assigned to Global Securities.  The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities.  Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent, as needed, and to DTC.

Registration:

Global Securities will be issued only in fully registered form without coupons and each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the securities register for the Notes (the “Securities Register”) maintained under the Indenture.  The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants.  The ownership interest of such beneficial owner (or such participants) in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

The DTC Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same interest rate, Interest Payment Date, redemption provisions and Stated Maturity and for which interest has been paid to the same date; (B) Floating Rate Book-Entry Notes having the same Base Rate, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption and repayment provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Stated Maturity and for which interest has been paid to the same date; or (C) Indexed Book-Entry Notes having the same terms (as such terms are identified in the Pricing Supplement relating to such Notes); (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security; and (iii) a new CUSIP number to be assigned to such replacement Global Security.  Upon receipt of such a notice, DTC will send to its participants (including the DTC Agent) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the specified exchange date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid.  On the specified exchange date, the DTC Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Upon such exchange, the DTC Agent will mark the predecessor Global Security “canceled”, make appropriate entries in the DTC Agent’s records and destroy such canceled Global Security in accordance with the terms of the Indenture and deliver a certificate of destruction to the Company.  Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:

Each Book-Entry Note will mature on a date not less than one year nor more than 60 years after the settlement date for such Note (the “Stated Maturity”).  Unless otherwise specified in the applicable Pricing Supplement, a Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

Denominations:

Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.  If Book-Entry Notes are denominated in a specified currency other than U.S. dollars, the denominations of such Notes will be determined pursuant to the provisions of the applicable Pricing Supplement.  Global Securities will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof).  If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 principal amount (or the equivalent thereof) of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes.  In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General.  Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Book-Entry Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different than the Original Issue Date)) of the Global Security representing such Book-Entry Note or from the last day to which interest has been paid thereon or duly provided for and will be calculated and paid in the manner described in such Book-Entry Note and in the applicable Pricing Supplement.  The first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date.  Unless otherwise specified therein, each payment of interest for a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Stated Maturity.  Interest payable at the Stated Maturity of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.  Standard & Poor’s will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate daily bond report published by Standard & Poor’s.

Regular Record Dates.   Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Book-Entry Note shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.  Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating Rate Book-Entry Note shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date.

Interest Payment Dates on Fixed Rate Book-Entry Notes.  Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 15 and August 15 of each year and at Stated Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date; and provided further that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest

Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate Book-Entry Notes.  Unless otherwise specified, interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually.  Unless otherwise specified, interest will be payable, in the case of Floating Rate Book-Entry Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June, September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to Settlement Procedure “A” below; and reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Notice of Interest Payment and Regular Record Dates.  On the first Business Day of January, April, July and October of each year, the DTC Agent will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.  Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, Bank of New York, as Calculation Agent, will make available to Standard & Poor’s the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes.  Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes.  Interest on Floating Rate Book-Entry Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Amortizing Book-Entry Notes. Unless otherwise indicated in the applicable Pricing Supplement, interest on Amortizing Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal and Interest:

Payment of Interest Only.  Promptly after each Regular Record Date, the DTC Agent will deliver to the Company and DTC a written notice specifying the CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts.  DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s.  The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Stated Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment”.

Payments at Stated Maturity.  On or about the first Business Day of each month, the DTC Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month.  The Company, DTC and the DTC Agent will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Stated Maturity of such Global Security.  The Company will pay to the Paying Agent the principal amount of such Global Security, together, with interest due at such Stated Maturity.  The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”.  Promptly after payment to DTC of the principal and interest due at the Stated Maturity of such Global Security, the Paying Agent will cancel such Global Security and deliver it to the Company with an appropriate debit advice.

Manner of Payment.  The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Stated Maturity shall be paid by the Company to the Paying Agent in immediately available funds no later than 9:30 A.M. (New York City time) on such date.  The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company.  The Company will confirm any such instructions in writing to the Paying Agent.  For Stated Maturity, redemption and other principal payments, the Paying Agent will pay, prior to 10:00 A.M. (New York City time) on such date or as soon as possible thereafter, by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date.  Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Security are recorded in the book-entry system maintained by DTC.  Payments of interest shall be made to DTC in same day funds in accordance with existing arrangements in place between the DTC Agent and DTC.  None of the Company, the Paying Agent or the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

If an issue of Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Notes are denominated (the “foreign currency”) or in U.S. dollars.  DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its Participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the Note, to receive such payment of principal or interest in the foreign currency.  On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such Participant shall notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency; and (ii) its instructions for wire transfer of such payment to a foreign currency account.

DTC will notify the applicable Trustee on or prior to the fifth Business Day after the record date for payment of interest and ten days prior to the date for payment of principal of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the applicable Trustee shall use such instructions to pay the Participants directly.  If DTC does not so notify the applicable Trustee, it is understood that only U.S. dollar payments are to be made.  The applicable Trustee shall notify DTC on or prior to the second Business Day prior to payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per $1,000 face amount.  In the event that the applicable Trustee’s quotation to convert the foreign currency into U.S. dollars is not available, the applicable Trustee shall notify DTC’s Dividend Department that the entire payment is to be made in the foreign currency.  In such event, DTC will ask its Participants for payment instructions and forward such instructions to the applicable Trustee and the applicable Trustee shall use such instructions to pay the Participants directly.

Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company’s Exercise of Optional Redemption:

Company Notice to Trustee and Paying Agent regarding Exercise of Optional Redemption.  At least 45 days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee and Paying Agent that it is exercising such option with respect to such Book-Entry Note on such date.

Paying Agent Notice to DTC regarding Company’s Exercise of Optional Redemption. After receipt of notice that the

Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date of such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price.  On or before any redemption date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date.  The Paying Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:

The Company and the Agent will discuss from time to time the aggregate principal amount of, the issuance price of and the interest rates to be borne by Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agent.  If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, the Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry Notes received by the Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.  Unless otherwise agreed by the Company and the Agent, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Confirmation:

For each order to purchase a Book-Entry Note solicited by the Agent and accepted by or on behalf of the Company, the Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note, and the date of such settlement, the “Settlement Date”.  All orders accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through the Agent, except pursuant to a Terms Agreement, shall be as follows:

A. The Agent will advise the Company by telephone (or by facsimile or other acceptable written means) that such Note is a Book-Entry Note and of the following settlement information:

1. Principal or face amount.

2. Series.

3. Stated Maturity.

4.             In the case of a Fixed Rate Book-Entry Note, the interest rate and reset, redemption, repayment and extension provisions (if any) or, in the case of a Floating Rate Book-Entry Note, the Base Rate, Initial Interest Rate (if known at such time) Interest Reset Period, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), reset, redemption, repayment and extension provisions (if any) and calculation agent.

5. Interest Payment Dates and the Interest Payment Period.

6. Amortization provisions, if any.

7. Settlement Date and Issue Date, if different.

8. Specified Currency.

9. Denominated Currency, Index Currency, base exchange rate, and the determination date, if applicable.

10. Price.

11. Agent’s commission, determined as provided in the Agreement.

12. Whether such Book-Entry Note is an Original Issue Discount Note and, if so, the total amount of a OID, the Yield to Maturity and the initial accrual period.

13. Any other terms necessary to describe the Book-Entry Note.

B.            The Company will advise the relevant DTC Agent by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of the information set forth in Settlement Procedure “A” above.  Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent for such Note, the Trustee for such Note and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note.  The DTC Agent will then assign a CUSIP number to the Global Security representing such Book-Entry Note and notify the Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of such CUSIP number as soon as practicable.

C. The DTC Agent will enter a pending deposit message through DTC’s Participant Terminal System, providing the following Settlement information to DTC, such Agent, Standard & Poor’s and, upon request, the Trustee:

1. The information set forth in Settlement Procedure “A”.

2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date and amount of interest, if known, payable on such Interest Payment Date.

4. Interest Payment Period or frequency of Interest Payment Dates.

5. CUSIP number of the Global Security representing such Note.

6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

7. The participant account numbers maintained by DTC on behalf of the Trustee and the Agent.

D.            To the extent the Company has not already done so, the Company will deliver to the Trustee for such Notes a Global Security in a form that has been approved by the Company, the Agent and the Trustee.

E.             Bank of New York, as Authenticating Agent, will complete each Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Note.

F. DTC will credit such Note to the DTC Agent’s participant account at DTC.

G.            The DTC Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the DTC Agent’s participant account and credit such Note to such Agent’s participant account; and (ii) debit such Agent’s settlement account and credit the DTC

Agent’s settlement account for an amount equal to the price of such Note less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated; and (ii) the DTC Agent is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the DTC Agent and DTC.

H.            Unless the Agent is purchasing such Note as principal, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note; and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

I.              Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.             The DTC Agent will, upon receipt of funds from the Agent in accordance with Settlement Procedure “G”, credit to an account of the Company maintained at the DTC Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure “G”.

K.            Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by providing a written confirmation to such purchaser.

L. Monthly, the DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures Timetable:

For sales by the Company of Book-Entry Notes solicited by an Agent and accepted by the Company (except pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	11:00 A.M. on the sale date
	B	12:00 Noon on the sale date
	C	2:00 P.M. on the sale date
	D	3:00 P.M. on day before Settlement Date
	E	9:00 A.M. on Settlement Date
	F	10:00 A.M. on Settlement Date
	G-H	2:00 P.M. on Settlement Date
	I	4:00 P.M. on Settlement Date
	J-K	5:00 P.M. on Settlement Date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but not later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date.  If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date.  Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent will deliver to DTC through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If settlement of a Book-Entry Note is rescheduled and the DTC Agent for such Note has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, after receiving notice from the Company or the Agent, such DTC Agent shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to such DTC Agent’s participant account.  DTC will process the withdrawal message, provided that such DTC Agent’s participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited.  If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee for the Notes represented by such Global Security will mark such Global Security “canceled”, make appropriate entries in such Trustee’s records and destroy the canceled Global Security in accordance with the Indenture and deliver a certificate of destruction to the Company.  The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the DTC Agent for such Book-Entry Notes will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively.  Thereafter, the DTC Agent for such Book-Entry Note will deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agreement, then the Company will reimburse the Agent for the loss of the use of the funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the DTC Agent for such Book-Entry Note or Notes will provide, in accordance with Settlement Procedures “E” and “G”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Rate Changes;
Preparation of Pricing Supplements:

The Company and the Agents will discuss from time to time the rates to be borne by Registered Notes that may be sold as a result of the solicitation of offers by any Agent.  If any offer to purchase a Registered Note is accepted by the Company, the Company will prepare an Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Pricing Supplement reflecting the terms of such Note and will arrange to have any such Issuer Free Writing Prospectus and/or Final Term Sheet and such Pricing Supplement filed with the Commission, in the case of the Issuer Free Writing Prospectus and/or Final Term Sheet, in accordance with Rule 433 under the Securities Act and, in the case of a Pricing Supplement, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply by facsimile transmission or by overnight express for delivery by 11:00 A.M. on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a “Presenting Agent”) at each address listed below and one copy to the Trustee.  The relevant Agent will cause the Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Prospectus and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Registered Note.

Copies of the Pricing Supplements and any Issuer Free Writing Prospectus and/or Final Term Sheet shall be sent to:

if Citigroup Global Markets Inc. is the Presenting Agent:

Citigroup Global Markets Inc.
388 Greenwich Street, 34th Floor
New York, New York 10013 U.S.A.
Attention: Transaction Execution Group
Telephone: (212) 816-6982
Facsimile: (646) 862-8807

if ANZ Securities Inc. is the Presenting Agent:

ANZ Securities Inc.
1177 Avenue of the Americas
New York, New York 10036 U.S.A.
Attention: Ann Varalli
Telephone: (212) 801-9160
Facsimile: (212) 801-9163

if Banc of America Securities LLC is the Presenting Agent:

Banc of America Securities LLC
One Bryant Park
NY1-100-03-01
New York, New York 10036 U.S.A.
Attn: MTN Desk
Facsimile: (646) 855-0107

if Barclays Capital Inc. is the Presenting Agent:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Registration
Facsimile: (646) 834-8133

with a copy to:

Barclays Capital Inc.
c/o Broadridge Integrated Prospectus Distribution
1155 Long Island Avenue
Edgewood, New York 11717 U.S.A.
Telephone: (888) 603-5847

if BNP Paribas Securities Corp. is the Presenting Agent:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Desk
Telephone:	(212) 841-3435
Facsimile:	(212) 841-3930

if Goldman, Sachs & Co. is the Presenting Agent:

Goldman, Sachs & Co.
1 New York Plaza, 46th Floor
New York, New York 10004 U.S.A.
Attn: Eileen Bezeg
Telephone: (212) 357-3683
Facsimile: (212) 902-3000

if HSBC Securities (USA) Inc. is the Presenting Agent:

HSBC Securities (USA) Inc.
452 Fifth Avenue, 3rd Floor,
New York, New York 10018 U.S.A.
Attn: Transaction Management
Telephone:	(212) 525-5107
Facsimile:	(212) 525-0238

if ING Financial Markets LLC is the Presenting Agent:

ING Financial Markets LLC
1325 Avenue of the Americas
New York, New York 10019 U.S.A.
Attn: Scott Dainton
Telephone:	(646) 424-6218
Facsimile:	(646) 424-6064

if J.P. Morgan Securities Inc. is the Presenting Agent:

J.P. Morgan Securities Inc.
270 Park Avenue
8th Floor
New York, New York 10017 U.S.A.
Attn: Maria Sramek
Telephone: (212) 834-5640
Facsimile: (212) 834-6702

if Morgan Stanley & Co. Incorporated is the Presenting Agent:

Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, New York 10036 U.S.A.
Attn: Investment Banking Division
Telephone: (212) 761-6691
Facsimile: (212) 507-8999

if RBC Capital Markets Corporation is the Presenting Agent:

RBC Capital Markets Corporation
200 Vesey Street, 8th Floor
New York, New York 10281-8098 U.S.A.
Attn: Ross Prokopy, Debt Capital Markets
Telephone: (212) 858-7321
Facsimile: (212) 658-6137

If RBS Securities Inc. is the Presenting Agent:

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901 U.S.A.
Attn: Debt Capital Markets Syndicate
Telephone:	(203) 897-2475
Facsimile:	(203) 873-4534

if Scotia Capital (USA) Inc. is the Presenting Agent:

Scotia Capital (USA) Inc.
1 Liberty Plaza, 25th Floor
165 Broadway
New York, New York 10006 U.S.A.
Attn: C/O Investment Grade Debt, Syndicate Desk
Telephone:	(212) 225-5501
Facsimile:	(212) 225-6550

if SG Americas Securities, LLC is the Presenting Agent:

SG Americas Securities, LLC
1221 Avenue of the Americas, 11th Floor
New York, New York 10020 U.S.A.
Attn: Debt Capital Markets
Telephone:	(212) 278-6883
Facsimile:	(212) 278-7532

If Standard Chartered Bank is the Presenting Agent:

Standard Chartered Bank
1 Madison Avenue
New York, New York 10010 U.S.A.
Attn: Andrew Lueder
	Telephone:	(212) 667-0164
	Facsimile:	(212) 667-0139

with a copy to:

Attn: Steven Aloupis
	Telephone:	(212) 667-0291
	Facsimile:	(212) 667-0750

if SunTrust Robinson Humphrey, Inc. is the Presenting Agent:

SunTrust Robinson Humphrey, Inc.
303 Peachtree Street N.E. 24th Floor
Atlanta, Georgia 30308 U.S.A.
Attn: Chris Grumboski
	Telephone:	(404) 813-0215
	Facsimile:	(404) 588-7005

if Wells Fargo Securities, LLC is the Presenting Agent:

Wells Fargo Securities, LLC
301 South College Street NC0613
Charlotte, North Carolina 28288 U.S.A.
Attn: High Grade Syndicate Desk
	Telephone:	(704) 383-7727
	Facsimile:	(704) 383-9165

Suspension of Solicitation;
Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Agreement, the Company may instruct the Agents to suspend solicitation of purchases at any time, for any period of time or permanently. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will file with the Commission any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been filed with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the DTC Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:

Unless the exemption set forth in Rule 172(a) of the Securities Act is available, a copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earlier of (i) the written confirmation of a sale sent to an investor or other purchaser or its agent; and (ii) the delivery of Notes to an investor or other purchaser or its agent the purchase of such Note and payment of such Note by its purchaser. Subject to the second preceding paragraph, each Agent will deliver, or otherwise make available, a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The

Company will make such delivery if such Note is sold directly by the Company to a purchaser (other than an Agent).

Authenticity of Signatures:

The Company will cause the Trustee and the Authenticating Agent (if other than the Trustee) to furnish each Agent from time to time with the specimen signatures of each of the Trustee’s or Authenticating Agent’s officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agent or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Payment of Selling Commissions and Expenses:

The Company agrees to pay each Agent a commission as set forth in the Agreement in the form of a discount equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the applicable Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date); and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Maturities:

Each Certificated Note will have a maturity from date of issue of not less than one year and not more than 60 years. Unless otherwise specified in the applicable Pricing Supplement, a Floating Rate Certificated Note will mature only on an Interest Payment Date for such Note.

Currency:

The currency denomination with respect to any Certificated Note and the payment of principal, premium (if any) and interest (if any) with respect to any such Certificated Note, shall be as set forth therein and in the applicable Pricing Supplement.

Denominations:

Unless otherwise specified in the applicable Pricing Supplement, Certificated Notes denominated in U.S. dollars will be issued only in minimum denominations of $1,000 and any larger amount that is an integral multiple of $1,000. In the case of a Certificated Note having a specified currency other than U.S. dollars, the minimum denomination and other authorized denominations shall be set forth in the applicable Pricing Supplement and in such Certificated Note.

Registration:	Each Certificated Note will be issued in fully registered definitive form.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Interest:

General. Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Certificated Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different from the Original Issue Date)) of such Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on such Note, and will be calculated and paid in the manner and on the dates described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Certificated Note shall, unless otherwise specified, be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating Rate Certificated Note shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date.

Interest Payment Dates on Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Certificated Notes will be made semiannually on February 15 and August 15 of each year and at Stated Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date; and provided further, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate Certificated Notes. Unless otherwise specified, interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Unless otherwise specified, interest will be payable, in the case of Floating Rate

Certificated Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June, September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to Settlement Procedure “A” below; and reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Date.

Calculation of Interest:	Fixed Rate Certificated Notes. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Amortizing Certificated Notes:	Unless otherwise indicated in the applicable Pricing Supplement, interest on Amortizing Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal and Interest:

The Trustee will pay the principal amount of each Certificated Note at Stated Maturity or upon redemption upon presentation and surrender of such Note to the Trustee. Such payment, together with payment of interest due at Stated Maturity or upon redemption of such Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Note. Certificated Notes presented to the Trustee at Stated Maturity or upon redemption for payment will be canceled and destroyed by the Trustee, and a certificate of destruction will be delivered to the Company. All interest payments on a Certificated Note (other than interest due at Stated Maturity or upon redemption) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the Holder of $10,000,000 or more of Notes having the same Interest Payment Dates will, upon written request prior to the Regular Record Date in respect of an Interest Payment Date, be entitled to receive payment by wire transfer of immediately available funds. Following each Regular Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Stated Maturity or upon redemption will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Certificated Note will be determined and withheld by the Trustee.

The Company will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

Procedure for Rate Setting and Posting:

The Company and the Agent will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Redemption:	The applicable Pricing Supplement will set forth all terms, if any, relating to the redemption of Notes prior to Stated Maturity.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, the Agent will advise the Company promptly by telephone of all orders to purchase Certificated Notes received by the Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agent, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee for such Certificated Note will have adequate time to prepare and authenticate such Note.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent’s delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute

“settlement”. All orders accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

Details for Settlement:	Settlement Procedures with regard to each Certificated Note sold by the Company to or through the Agent, as agent (except pursuant to a Terms Agreement), shall be as follows:

A.            The Agent will advise the Company by telephone or by facsimile transmission (or other acceptable written means) that such Note is a Certificated Note and of the following settlement information, in time for the Trustee for such Certificated Note to prepare and authenticate the required Note:

1. Name in which such Certificated Note is to be registered (“Registered Owner”).

2. Address of the Registered Owner and address for payment of principal and interest.

3. Taxpayer identification number of the Registered Owner (if available).

4. Principal or face amount.

5. Series.

6. Stated Maturity.

7.             In the case of a Fixed Rate Certificated Note, the Interest Rate and reset provisions (if any) or, in the case of a Floating Rate Certificated Note, the Base Rate, Initial Interest Rate (if known at such time), Interest Reset Period, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier (if any), Minimum

Interest Rate (if any), Maximum Interest Rate (if any), reset provisions (if any) and calculation agent.

8. Interest Payment Dates and the Interest Payment Period.

9. Specified Currency.

10. Denominated Currency, Index Currency, Base Exchange Rate and the Determination Date, if applicable.

11. Redemption, repayment, amortization or extension provisions, if any.

12. Settlement date.

13. Price (including currency).

14. Agent’s commission, if any, determined as provided in the Agreement.

15. Whether such Certificated Note an Original Issue Discount Note, and, if so, the total amount of OID and the Yield to Maturity and the initial accrual period.

16. Any other terms necessary to describe the Certificated Note.

Such Agent will advise the Company of the foregoing information for each sale made by it in time for the Trustee’s authenticating agent, including the Trustee itself if no authenticating agent is appointed (the “Authenticating Agent”), to prepare the required Certificated Notes. If the Company rejects an offer, the Company will promptly notify the relevant Agent.

B.            The Company will advise the relevant Trustee by telephone (confirmed in writing at any time on the sale date), written telecommunication or electronic transmission of the information set forth in Settlement Procedure “A” above and the name of the Presenting Agent.

C.            The Company will deliver to the relevant Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

1. Certificated Note with customer confirmation.

2. Stub One - For Trustee.

3. Stub Two - For Agent.

4. Stub Three - For Company.

D.            The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to such account as the Company shall have specified in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Agent’s commission. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

E.             Unless the Agent purchased the Note as Principal, the Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining Stub Two.

F.             The Trustee will send Stub Three to the Company’s Treasury Department by first-class mail. Periodically, the Authenticating Agent will also send to the Company’s Treasury Department a statement to the Company setting forth the principal amount of the Notes outstanding as of that date after giving effect to such transaction.

Settlement Procedures Timetable:

For orders of Certificated Notes solicited by the Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	2:00 P.M. on the day before the Settlement Date.
B	On the day two Business Days before the Settlement Date.
C	2:15 P.M. two Business Days before the Settlement Date.
D	2:15 P.M. on the Settlement Date.
E	3:00 P.M. on the Settlement Date.
F	5:00 P.M. on the Settlement Date.

Confirmation:	Each Agent shall, for each Certificated Note offer received by it and accepted by the Company, issue a confirmation to the purchaser, with a copy to the

Company, setting forth such of the details set forth above as is deemed appropriate by such Agent.

Note Delivery and Cash Payment:	Upon instructions from the Company, the Authenticating Agent will deliver the Certificated Notes to the relevant Agent (for the benefit of the purchaser).

Delivery by the Authenticating Agent of the Certificated Notes will be made in accordance with paragraph D of the Details for Settlement.

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agreement with the Company, then the Company will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “canceled”, make appropriate entries in the Trustee’s records and send such Note to the Company.

Maturity:

At Stated Maturity, the principal amount of each Note will be payable in immediately available funds provided that the Trustee or other paying agent receives the Certificated Note and appropriate payment information in writing. Certificated Notes presented to any paying agent or the Trustee will be destroyed by the Trustee.

Procedure for Rate Changes:	The Company and the Agents will discuss from time to time the rates to be borne by Certificated

Notes that may be sold as a result of the solicitation of offers by any Agent. If any offer to purchase a Certificated Note is accepted by the Company, the Company will prepare an Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have any such Issuer Free Writing Prospectus and/or Final Term Sheet and such Pricing Supplement filed with the Commission, in the case of the Issuer Free Writing Prospectus and/or Final Term Sheet, in accordance with Rule 433 under the Securities Act and, in the case of a Pricing Supplement, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply by facsimile transmission or by overnight express one copy for delivery by 11:00 A.M. on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a “Presenting Agent”) at each address listed below and one copy to the Trustee. The relevant Agent will cause the Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Prospectus and the Pricing Supplement to be delivered, or otherwise made available, to be delivered to the purchaser of the Certificated Note.

Copies of Pricing Supplements and any Issuer Free Writing Prospectus and/or Final Term Sheet shall be sent to the addresses stated above under “Part I, Preparation of Pricing Supplements”:

Suspension of Solicitation;
Amendment or Supplement:

The Company may instruct the Agents to suspend solicitation of purchases at any time. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation until such time as the Company has advised them that solicitation of purchases may be resumed.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will file with the Commission any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been filed with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity of Signatures:

The Company will cause the Trustee and the Authenticating Agent (if other than the Trustee) to furnish each Agent from time to time with the specimen signatures of each of the Trustee’s or Authenticating Agent’s officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agent or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Payment of Selling Commissions and Expenses:

The Company agrees to pay each Agent a commission as set forth in the Agreement in the form of a discount equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent.